Exhibit 4.1
EIGHTH SUPPLEMENTAL INDENTURE
EIGHTH SUPPLEMENTAL INDENTURE, dated as of November 20, 2009 (this “Eighth Supplemental Indenture”), by and among AMB PROPERTY, L.P., a Delaware limited partnership (the “Operating Partnership”), AMB PROPERTY CORPORATION, a Maryland corporation and the sole general partner of the Operating Partnership (the “Parent Guarantor”), and U.S. BANK NATIONAL ASSOCIATION, a national association organized and existing under the laws of the United States of America, as successor-in-interest to State Street Bank and Trust Company of California, N.A. (the “Predecessor Trustee”), as trustee hereunder (the “Trustee”).
W I T N E S S E T H:
     WHEREAS, reference is hereby made to the Indenture dated as of June 30, 1998, by and among the Operating Partnership, the Parent Guarantor and the Predecessor Trustee (the “Base Indenture”), as supplemented by that certain First Supplemental Indenture dated as of June 30, 1998, by and among the Operating Partnership, the Parent Guarantor and the Predecessor Trustee, that certain Second Supplemental Indenture dated as of June 30, 1998, by and among the Operating Partnership, the Parent Guarantor and the Predecessor Trustee, that certain Third Supplemental Indenture dated as of June 30, 1998, by and among the Operating Partnership, the Parent Guarantor and the Predecessor Trustee, that certain Fourth Supplemental Indenture dated as of August 15, 2000, by and among the Operating Partnership, the Parent Guarantor and the Predecessor Trustee, that certain Fifth Supplemental Indenture dated as of May 7, 2002, by and among the Operating Partnership, the Parent Guarantor and the Trustee , that certain Sixth Supplemental Indenture dated as of July 11, 2005, by and among the Operating Partnership, the Parent Guarantor and the Trustee, and that certain Seventh Supplemental Indenture dated August 10, 2006, by and among the Operating Partnership, the Parent Guarantor and the Trustee (as so supplemented, and as supplemented by this Eighth Supplemental Indenture, together, the “Indenture”).
     WHEREAS, pursuant to a Board Resolution or authority granted thereby, the Operating Partnership has authorized the issuance of $250,000,000 in aggregate principal amount of its 6.125% Notes due 2016 as a new series of Securities under the Indenture (the “Notes”).
     WHEREAS, the Operating Partnership desires to establish the terms of the Notes in accordance with Section 301 of the Base Indenture and to establish the form of the Notes in accordance with Section 201 of the Base Indenture.
     WHEREAS, all things necessary to make this Eighth Supplemental Indenture a valid agreement of the Operating Partnership and the Parent Guarantor in accordance with the terms of the Base Indenture have been done.
     NOW THEREFORE, the Operating Partnership and the Trustee hereby deliver this Eighth Supplemental Indenture as follows:
ARTICLE I.
TERMS
     SECTION 101. TERMS OF SECURITIES. There is hereby established and authorized for issuance by the Operating Partnership a series of Securities (as defined in the Base Indenture), the terms of which shall be as follows:

     (1) The Notes shall constitute a series of Securities having the title “6.125% Notes due 2016.”
     (2) The aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of transfer of or in exchange for or in lieu of other Notes pursuant to Section 304, 305, 306, 906 or 1107 of the Base Indenture) shall be $250,000,000. The Operating Partnership may issue additional Notes from time to time after the date hereof, and such additional Notes will be treated as a single class with the previously issued Notes for all purposes under the Indenture.
     (3) The entire outstanding principal of the Notes will mature on December 1, 2016 (the “Stated Maturity Date”).
     (4) The rate at which the Notes shall bear interest shall be 6.125% per annum; the date from which interest shall accrue shall be November 20, 2009; the Interest Payment Dates for the Notes on which interest will be payable shall be June 1 and December 1 in each year, beginning June 1, 2010; the Regular Record Dates for the interest payable on the Notes on any Interest Payment Date shall be the 15th calendar day preceding the applicable Interest Payment Date.
     (5) The Place of Payment where the principal of and interest on the Notes shall be payable and Notes may be surrendered for the registration of transfer or exchange shall be at U.S. Bank National Association, 100 Wall Street, Suite 1600, New York, New York 10005. The place where notices or demands to or upon the Operating Partnership in respect of the Notes and the Indenture may be served shall be U.S. Bank National Association, 100 Wall Street, Suite 1600, New York, New York 10005.
     (6) The Notes shall not be redeemable at the option of any Holder thereof, upon the occurrence of any particular circumstances or otherwise. The Notes shall be redeemable at the option of the Operating Partnership as provided in Article XI of the Base Indenture, except that the redemption price shall be equal to the greater of (i) 100% of the principal amount of the notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to such redemption date) discounted to such redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus accrued and unpaid interest on the principal amount being redeemed to such redemption date; provided that installments of interest on the notes which are due and payable on an interest payment date falling on or prior to the relevant redemption date shall be payable to the holders of such of the notes registered at the close of business on the relevant record date according to their terms and the provisions of the Indenture.
     (7) The Trustee shall also be the Security Registrar and Paying Agent for the Notes.
     (8) The Holders of the Notes shall have no special rights in addition to those provided in the Indenture upon the occurrence of any particular events.
     (9) The Notes shall have no additional Events of Default in addition to the Events of Default set forth in Article V of the Base Indenture.
     (10) Interest on any Note shall be payable only to the Person in whose name that Note is registered at the close of business on the Regular Record Date for such interest payment.
     (11) The Notes shall not be subordinated to any other debt of the Operating Partnership, and shall constitute senior unsecured obligations of the Operating Partnership.

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     (12) The Notes will be unconditionally guaranteed on an unsecured basis by the Parent Guarantor and, if required by Section 1013 of the Base Indenture, the Subsidiary Guarantors.
     SECTION 102. FORM OF NOTE. The form of the Note is attached hereto as EXHIBIT A.
     SECTION 103. FORM OF SUBSIDIARY GUARANTEE. The form of the Subsidiary Guarantee which shall be executed if required pursuant to Section 1013 of the Base Indenture is attached hereto as EXHIBIT B.
     SECTION 104. FORM OF GUARANTEES. There are hereby authorized for issuance by the Parent Guarantor Guarantees (as defined in the Indenture) of the Notes, which Guarantees shall be in the form of, and shall have the terms set forth in, the specimen of “Parent Guarantee” endorsed on the specimen Note attached hereto as EXHIBIT A.
ARTICLE II.
MISCELLANEOUS
     SECTION 201. DEFINITIONS. Capitalized terms used but not defined in this Eighth Supplemental Indenture shall have the meanings ascribed thereto in the Indenture, except the following terms shall have the meanings below:
     (1) “Independent Investment Banker” shall mean Banc of America Securities LLC or, if such firm is unwilling or unable to select the Comparable Treasury Issue (as defined in the Indenture), an independent investment banking institution of national standing appointed by the Trustee after consultation with the Operating Partnership.
     (2) “Reference Treasury Dealer” shall mean Banc of America Securities LLC and an additional Reference Treasury Dealer appointed by the Trustee after consultation with the Operating Partnership and their successors; provided, however, that if Banc of America Securities LLC or such additional Reference Treasury Dealer and their successors shall cease to be a primary U.S. Government securities dealer in New York City, the Operating Partnership will substitute therefor another Primary Treasury Dealer.
     SECTION 202. EFFECTIVENESS. Upon the execution of this Eighth Supplemental Indenture, the Indenture shall be modified in accordance therewith and this Eighth Supplemental Indenture shall form a part of the Indenture for all purposes; and every Holder of the Notes theretofore authenticated and delivered under the Indenture shall be bound thereby.
     SECTION 203. CONFIRMATION OF INDENTURE. The Base Indenture, as heretofore supplemented and amended by this Eighth Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this Eighth Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument. The First Supplemental Indenture dated as of June 30, 1998, the Second Supplemental Indenture dated as of June 30, 1998, the Third Supplemental Indenture dated as of June 30, 1998, the Fourth Supplemental Indenture dated as of August 15, 2000, the Fifth Supplemental Indenture dated as of May 7, 2002, the Sixth Supplemental Indenture dated as of July 11, 2005 and the Seventh Supplement Indenture dated as of August 10, 2006, by and among the Operating Partnership, the Parent Guarantor and either the Predecessor Trustee or the Trustee, shall not be binding on, and shall have no force and effect with respect to, the Notes (as defined herein).
     SECTION 204. CONCERNING THE TRUSTEE. The Trustee assumes no duties, responsibilities or liabilities by reason of this Eighth Supplemental Indenture other than as set forth in the Indenture and,

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in carrying out its responsibilities hereunder, shall have all of the rights, protections and immunities which it possesses under the Indenture. The Trustee shall not be responsible for or in respect of the validity and sufficiency of this Eighth Supplemental Indenture or for or in respect of the recitals, contained herein, all of which recitals are made by the Operating Partnership and Parent Guarantor only.
     SECTION 205. GOVERNING LAW. This Eighth Supplemental Indenture, the Indenture and the Notes shall be governed by and construed in accordance with the internal laws of the State of New York.
     SECTION 206. SEPARABILITY. In case any provision in this Eighth Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     SECTION 207. COUNTERPARTS. This Eighth Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
     SECTION 208. HEADINGS. The headings used for Articles and Sections herein are for convenience only and shall not affect the construction hereof.
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IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed as of the day and year first above written.

AMB PROPERTY, L.P.
By:	AMB PROPERTY CORPORATION,
its sole general partner

By:
	Name:	Jaime Cannon
	Title:	Vice President, Treasury

AMB PROPERTY CORPORATION
By:
	Name:	Jaime Cannon
	Title:	Vice President, Treasury

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
	Name:	Bradley Scarbrough
	Title:	Vice President

Exhibit B
SUBSIDIARY GUARANTEE
FOR VALUE RECEIVED, the undersigned hereby jointly and severally with the Parent Guarantor pursuant to the Parent Guarantee and any other Subsidiary Guarantors under their respective Subsidiary Guarantees, unconditionally guarantees to the Holder of the accompanying 6.125% Note due 2016 (the “Note”) issued by AMB Property, L.P. (the “Operating Partnership”) under an Indenture dated as of June 30, 1998 (together with the First Supplemental Indenture thereto, the Second Supplemental Indenture thereto, the Third Supplemental Indenture thereto, the Fourth Supplemental Indenture thereto, the Fifth Supplemental Indenture thereto, the Sixth Supplemental Indenture thereto, the Seventh Supplemental Indenture thereto and the Eighth Supplemental Indenture thereto, the “Indenture”) among the Operating Partnership, AMB Property Corporation, and U.S. Bank National Association, as successor-in-interest to State Street Bank and Trust Company of California, N.A., as trustee hereunder (the “Trustee”), (a) the full and prompt payment of the principal of and premium, if any, on such Note when and as the same shall become due and payable, whether at Stated Maturity, by acceleration, by redemption or otherwise, and (b) the full and prompt payment of the interest on such Note when and as the same shall become due and payable, according to the terms of such Note and of the Indenture. The undersigned hereby agrees, jointly and severally with the Parent Guarantor pursuant to the Parent Guarantee and any other Subsidiary Guarantors under their respective Subsidiary Guarantees, that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute and unconditional, and shall not be affected, modified or impaired by the following: (a) the failure to give notice to the Guarantors of the occurrence of an Event of Default under the Indenture; (b) the waiver, surrender, compromise, settlement, release or termination of the payment, performance or observance by the Operating Partnership or the Guarantors of any or all of the obligations, covenants or agreements of either of them contained in the Indenture or the Notes; (c) the acceleration, extension or any other changes in the time for payment of any principal of or interest or any premium on any Note or for any other payment under the Indenture or of the time for performance of any other obligations, covenants or agreements under or arising out of the Indenture or the Notes; (d) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Indenture or the Notes; (e) the taking or the omission of any of the actions referred to in the Indenture and in any of the actions under the Notes; (f) any failure, omission, delay or lack on the part of the Trustee to enforce, assert or exercise any right, power or remedy conferred on the Trustee in the Indenture, or any other action or acts on the part of the Trustee or any of the Holders from time to time of the Notes; (g) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting the Guarantors or the Operating Partnership or any of the assets of any of them, or any allegation or contest of the validity of this Subsidiary Guarantee in any such proceeding; (h) to the extent permitted by law, the release or discharge by operation of law of the Guarantors from the performance or observance of any obligation, covenant or agreement contained in the Indenture; (i) to the extent permitted by law, the release or discharge by operation of law of the Operating Partnership from the performance or observance of any obligation, covenant or agreement contained in the Indenture; (j) the default or failure of the Operating Partnership or the Trustee fully to perform any of its obligations set forth in the Indenture or the Notes; (k) the invalidity, irregularity or unenforceability of the Indenture or the Notes or any part of any thereof; (l) any judicial or governmental action affecting the Operating Partnership or any Notes or consent or indulgence granted to the Operating Partnership by the Holders or by the Trustee; or (m) the recovery of any judgment against the Operating Partnership or any action to enforce the same or any other circumstance which might constitute a legal or equitable discharge of a surety or guarantor. The undersigned hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, sale, lease or conveyance of all or substantially all of its assets, insolvency or bankruptcy of the Operating Partnership, any right to require a proceeding first against the Operating Partnership, protest or notice with respect to such Notice or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in such Note and in this Subsidiary Guarantee. No reference herein to such Indenture and no provision of this Subsidiary Guarantee or of such Indenture shall alter or impair the guarantee of the undersigned, which is absolute and unconditional, of the full and prompt payment of the principal of and premium, if any, and interest on the Note.
THIS SUBSIDIARY GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.
The validity and enforceability of this Subsidiary Guarantee shall not be affected by the fact that it is not affixed to any particular Note.
An Event of Default under the Indenture or the Notes shall constitute an event of default under this Subsidiary Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of the undersigned hereunder in the same manner and to the same extent as the obligations of the Operating Partnership.
Notwithstanding any other provision of this Subsidiary Guarantee to the contrary, the undersigned hereby waives any claims or other rights which it may now have or hereafter acquire against the Operating Partnership that arise from the existence or performance of its obligations under this Subsidiary Guarantee (all such claims and rights are referred to as “Guarantor’s Conditional Rights”), including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, or indemnification, any right to participate in any claim or remedy against the Operating Partnership, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including without limitation, the right to take or receive from the Operating Partnership, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights. The Subsidiary Guarantor hereby agrees not to exercise any rights which may be acquired by way of contribution under this Subsidiary Guarantee or any other agreement, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from any other guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such contribution rights. If, notwithstanding the foregoing provisions, any amount shall be paid to the undersigned on account of any such Guarantor’s Conditional Rights and either (i) such amount is paid to such undersigned party at any time when the indebtedness shall not have been paid or performed in full, or (ii) regardless of when such amount is paid to such undersigned party, any payment made by Operating Partnership to a Holder that is at any time determined to be a Preferential Payment (as defined below), then such amount paid to any of the undersigned shall be held in trust for the benefit of the Holders and shall forthwith be paid such Holder to be credited and applied upon the indebtedness, whether matured or unmatured. Any such payment is herein referred to as a “Preferential Payment” to the extent the Operating Partnership makes any payment to the Holders in connection with the Note, and any or all of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise.
To the extent that any of the provisions of the immediately preceding paragraph shall not be enforceable, each of the undersigned agrees that until such time as the indebtedness has been paid and performed in full and the period of time has expired during which any payment made by the Operating Partnership or the undersigned to a Holder may be determined to be a Preferential Payment, Guarantor’s Conditional Rights to the extent not validly waived shall be subordinate to Holders’ right to full payment and performance of the indebtedness and each of the undersigned shall not enforce any of its respective portion of the Guarantors’ Conditional Rights until such time as the indebtedness has been paid and performed in full and the period of time has expired during which any payment made by the Operating Partnership or the undersigned to Holders may be determined to be a Preferential Payment.
The undersigned’s liability shall be that amount from time to time equal to the aggregate liability of the undersigned hereunder, but shall be limited to the lesser of (A) the aggregate amount of the obligation as stated in the second sentence of Section 1401 of the Indenture, and (B) the amount, if any, which would not have (i) rendered the undersigned “insolvent” (as such term is defined in Section 101(29) of the Federal Bankruptcy Code and in Section 271 of the Debtor and Creditor Law of the State of New York, as each is in effect at the date of the Indenture) or (ii) left the undersigned with unreasonably small capital at the time its Guarantee was entered into, after giving effect to the incurrence of existing Debt (as defined in the Indenture) immediately prior to such time, provided that, it shall be a presumption in any lawsuit or other proceeding in which the undersigned is a party that the amount guaranteed is the amount set forth in (A) above unless a creditor, or representative of creditors of the undersigned or a trustee in bankruptcy of the undersigned, as debtor in possession, otherwise proves in such a lawsuit that the aggregate liability of the undersigned is limited to the amount set forth in (B). In making any determination as to the solvency or sufficiency of capital of the undersigned in accordance with the previous sentence, the right of the undersigned to contribution from other Guarantors, to subrogation and any other rights the undersigned may have, contractual or otherwise, shall be taken into account.
The obligations of the undersigned to the Holders of the Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 14 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee and all of the other provisions of the Indenture to which this Subsidiary Guarantee relates.
Capitalized terms in this Subsidiary Guarantee which are not defined herein shall have the meanings assigned to them in the Indenture.
IN WITNESS WHEREOF, the undersigned has caused this Subsidiary Guarantee to be duly executed.
Dated:

[NAME OF SUBSIDIARY]
By: